SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 2, 2005 (January 31, 2005)
Date of Report (Date of Earliest Event Reported)

EZ2 COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction
of incorporation or organization)

000-29449
(Commission File Number)

88-0428896
(IRS Employer Identification No.)
200 SE First Avenue, Suite 620
Miami, Florida 33131
(Address of principal executive offices) (Zip Code)

(305) 577-5990
(Registrant's Telephone Number, Including Area Code)

EDGAR FILING.NET, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

On December 31, 2004, the Registrant received notice that Bloom & Co., LLP, resigned as the Registrant’s independent auditors.

During the Registrant’s most recent two (2) fiscal years and during any subsequent interim periods preceding the date of resignation, the Registrant has had no disagreements with Bloom & Co., LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

No accountant’s report on the financial statements for the past two years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. Although, audited statements prepared by Bloom & Co., LLP contained a going concern qualification, such financial statements did not contain any adjustments for uncertainties stated therein.

Item 9.01. Financial Statements and Exhibits

c) Exhibits. The following exhibits are filed herewith:

16. Letter from Bloom & Co., LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 2, 2005

EZ2 COMPANIES, INC.

By: /S/ Otto Bethlen

Name: Otto Bethlen

Title: President, CEO

Bloom & Co., LLP

Certified Public Accountants

50 Clinton Street, Suite 502

Hempstead, New York 11550

(516) 486-5900

March 2, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Subject: EZ2 Companies, Inc.

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K/A, dated March 2, 2005, of EZ2 Companies, Inc. (the “Registrant”) and are in agreement with all of the statements contained therein as they relate to Bloom & Co., LLP.

Sincerely,

/s/ Bloom & Co. LLP

Bloom & Co., LLP